EXHIBIT 21

                         PLEDGE AGREEMENT

          THIS PLEDGE AGREEMENT (the "Pledge Agreement"), dated as of November 1, 1995, is executed by and between Larry Addington (the
"Pledgor"), and The CIT Group/Business Credit, Inc.("CITBC") for the benefit of itself and The CIT Group/Equipment Finance, Inc. (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to such terms in the "Loan Agreement" (as defined below).

                            WITNESSETH:

          WHEREAS, Addington Enterprises, Inc., a Kentucky corporation (the "Borrower") and CITBC have entered into a certain Financing Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"), pursuant to which CITBC has agreed, subject to certain conditions precedent, to make loans and other financial accommodations to the Borrower from time to time;

          WHEREAS, the Pledgor owns at least 250,000 shares of the issued and outstanding common stock of Addington Resources, Inc., a Delaware corporation (the "Corporation");

          WHEREAS, CITBC has required, as a condition to its entering into the Loan Agreement, that the Pledgor execute and deliver this Pledge Agreement; and

          NOW, THEREFORE, for and in consideration of the foregoing and of any financial accommodations or extensions of credit (including, without limitation, any loan or advance by renewal, refinancing or extension of the agreements described hereinabove or otherwise) heretofore, now or hereafter made to or for the benefit of the Borrower pursuant to the Loan Agreement or any other agreement, instrument or document executed pursuant to or in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor and the Agent hereby agree as follows:

          1. PLEDGE. The Pledgor hereby pledges to the Agent, and grants to the Agent a security interest in, the following (collectively, the "Pledged Collateral"):

          (a) 250,000 shares of the common stock of the Corporation, now owned by the Pledgor, and the certificates representing the shares of such common stock (such now-owned shares being identified on EXHIBIT A attached hereto and made a part hereof)(all of said capital stock being hereinafter collectively referred to as the "Pledged Stock"), herewith delivered to the Agent accompanied by stock powers in the form of EXHIBIT B attached hereto and made a part hereof (the "Powers") duly executed in blank, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the Pledged Stock;

          (b) The property and interests in property described in SECTION 3 below; and

          (c) All proceeds of the foregoing.

          At any time, the Pledgor may, with the prior written consent of the Agent not to be unreasonably withheld, replace the Pledged Stock with the shares of any publicly-traded corporation acceptable to the Agent (the "Alternative Shares"). Any Alternative Shares shall have a value at least equal to the greater of (i) the market value of the Pledged Stock at the close of business on the date such replacement occurs and (ii) the market value of the original Pledged Stock on the date of that certain commitment letter dated as of October 9, 1995 to Larry Addington executed by The CIT Group/Equipment Financing, Inc. Upon any such replacement, the Alternative Shares shall be deemed, upon delivery thereof to the Agent, to be the Pledged Stock for all purposes hereof, and the shares in Addington Resources, Inc. held by the Agent at that time shall be returned to the Pledgor and the security interest in such shares in Addington Resources, Inc. shall thereupon be released without any further action on the part of the Agent.

          2. SECURITY FOR LIABILITIES. The Pledged Collateral secures the prompt payment, performance and observance of (i) the Borrower's obligations and liabilities under the Loan Agreement and the Loan Documents and (ii) the Pledgor's obligations and liabilities under this Pledge Agreement and each agreement, document or instrument executed pursuant to or in connection with this Pledge Agreement (all such obligations and liabilities of the Pledgor and the Borrower now or hereafter existing being hereinafter referred to as the "Liabilities").

          3. PLEDGED COLLATERAL ADJUSTMENTS. If, during the term of this Pledge Agreement:

          (a) Any stock dividend, reclassification, readjustment or other change is declared or made in the capital structure of the Corporation which affects the Pledged Collateral, or any option included within the Pledged Collateral is exercised, or both, or

          (b) Any subscription warrants or any other rights or options shall be issued in connection with the Pledged Collateral,

then all new, substituted and additional shares, warrants, rights, options or other securities, issued by reason of any of the foregoing, shall be immediately delivered to and held by the Agent under the terms of this Pledge Agreement and shall constitute Pledged Collateral hereunder.
          4. SUBSEQUENT CHANGES AFFECTING PLEDGED COLLATERAL. The Pledgor represents and warrants that he has made his own arrangements for keeping himself informed of changes or potential changes affecting the Pledged Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, reorganization or other exchanges, tender offers and voting rights), and the Pledgor agrees that neither CITBC nor the Agent shall have an obligation to inform the Pledgor of any such changes or potential changes or to take any action or omit to take any action with respect thereto. The Agent may, after the occurrence of an Event of Default, without notice and at its option, transfer or register the Pledged Collateral or any part thereof into its or its nominee's name with or without any indication that such Pledged Collateral is subject to the security interest hereunder. In addition, the Agent may at any time exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

          5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) The Pledgor is the sole legal and beneficial owner of the Pledged Stock;

          (b) The Pledged Stock is free and clear of any Lien except for the security interest created by this Pledge Agreement;

          (c) The Pledgor has full power and capacity to enter into this Pledge Agreement;

          (d) There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Pledged Collateral, with the exception of certain voting restrictions and transfer restrictions set forth in SECTION 6.02 of the Stock Purchase Agreement dated as of August 4, 1995 among HPB Associates, L.P., Robert Addington, Bruce Addington and Larry Addington;

          (e)   The  Pledgor  has  the  right  to  vote, pledge and grant a
          security   interest  in  or  otherwise  transfer   such   Pledged
          Collateral free of any Liens;

          (f) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor or (ii) for the exercise by the Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally);

          (g) When the Agent takes possession of the Pledged Stock and when appropriate UCC financing statements have been filed with respect to the other Pledged Collateral, the pledge of the Pledged Collateral pursuant to this Pledge Agreement creates a valid and perfected first priority security interest in the Pledged Collateral, in favor of the Agent, securing the payment and performance of the Liabilities;

          (h) The Powers are duly executed and give the Agent the authority they purport to confer; and

          (i) The Pledgor acquired and fully paid for the common stock which is the subject of this Pledge, and has been the beneficial owner of such common stock, for more than three years prior to the date hereof.

          6. VOTING RIGHTS. During the term of this Pledge Agreement, and except as provided in this SECTION 6 below, the Pledgor shall have the right to vote the Pledged Stock on all corporate questions in a manner not inconsistent with the terms of this Pledge Agreement, the Loan Agreement and any other agreement, instrument or document executed pursuant thereto or in connection therewith. After the occurrence of an Event of Default, the Agent or the Agent's nominee may, at the Agent's or such nominee's option and following written notice from the Agent to the Pledgor, exercise all voting powers pertaining to the Pledged Collateral, including the right to take action by shareholder consent. Such authorization shall constitute an irrevocable voting proxy from the Pledgor to the Agent or, at the Agent's option, to the Agent's nominee.

          7.  DIVIDENDS AND OTHER DISTRIBUTIONS.   (a)  So long as no Event
of Default or Default shall have occurred:

          (i) The Pledgor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Pledged Collateral, PROVIDED, HOWEVER, that any and all

               (A) dividends and interest paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Pledged Collateral;

               (B) dividends and other distributions paid or payable in cash with respect to any of the Pledged Collateral on account of a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus; and

               (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for, any of the Pledged Collateral;

     shall be Pledged Collateral, and shall be forthwith delivered to the Agent to hold as Pledged Collateral and shall, if received by the Pledgor, be received in trust for the Agent, be segregated from the other property or funds of the Pledgor, and be delivered immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsement); and

          (ii) The Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to receive the dividends or interest payments which he is authorized to receive and retain pursuant to CLAUSE (I) above.

     (b) After the occurrence of an Event of Default or a Default:

          (i) All rights of the Pledgor to receive the dividends and interest payments which he would otherwise be authorized to receive and retain pursuant to SECTION 7(A)(I) hereof shall cease, and all such rights shall thereupon become vested in the Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such dividends and interest payments; and

          (ii) All dividends and interest payments which are received by the Pledgor contrary to the provisions of CLAUSE (I) of this SECTION 7(B) shall be received in trust for the Agent, shall be segregated from other funds of the Pledgor and shall be paid over immediately to the Agent as Pledged Collateral in the same form as so received (with any necessary endorsements).

          8. TRANSFERS AND OTHER LIENS. The Pledgor agrees that he will not (i) sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral without the prior written consent of the Agent, or (ii) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for the security interest under this Pledge Agreement.

          9. REMEDIES. (a) The Agent shall have, in addition to any other rights given under this Pledge Agreement or by law, all of the rights and remedies with respect to the Pledged Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York. After the occurrence of an Event of Default and following written notice to the Pledgor, the Agent (personally or through an agent) is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exercise all voting rights with respect thereto, to collect and receive all cash dividends and other distributions made thereon, and to otherwise act with respect to the Pledged Collateral as though the Agent were the outright owner thereof, the Pledgor hereby irrevocably constituting and appointing the Agent as the proxy and attorney-in-fact of the Pledgor, with full power of substitution to do so, such proxy becoming effective upon the occurrence of an Event of Default and following written notice thereof; provided, however, that the Agent shall have no duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. In addition, after the occurrence of an Event of Default, the Agent shall have such powers of sale and other powers as may be conferred by applicable law. With respect to the Pledged Collateral or any part thereof which shall then be in or shall thereafter come into the possession or custody of the Agent or which the Agent shall otherwise have the ability to transfer under applicable law, the Agent may, in its sole discretion, without notice except as specified below, after the occurrence of an Event of Default, sell or cause the same to be sold at any exchange, broker's board or at public or private sale, in one or more sales or lots, at such price as the Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Pledged Collateral so sold shall thereafter own the same, absolutely free from any claim, encumbrance or right of any kind whatsoever. The Agent may, in its own name, or in the name of a designee or nominee, buy the Pledged Collateral at any public sale and, if permitted by applicable law, buy the Pledged Collateral at any private sale. The Pledgor will pay to the Agent all reasonable expenses (including, without limitation, court costs and reasonable attorneys' and paralegals' fees and expenses) of, or incidental to, the enforcement of any of the provisions hereof. The Agent agrees to distribute any proceeds of the sale of the Pledged Collateral in accordance with the Loan Agreement and the Pledgor shall remain liable for any deficiency following the sale of the Pledged Collateral.

          (b) Unless any of the Pledged Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Agent will give the Pledgor reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Pledged Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Pledged Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Pledgor agrees that any requirements of reasonable notice shall be met if such notice is received by the Pledgor as provided in SECTION 25 below at least five (5) Business Days before the time of the sale or disposition; provided, however, that Agent may give any shorter notice that is commercially reasonable under the circumstances. Any other requirement of notice, demand or advertisement for sale is waived, to the extent permitted by law.

          (c) In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Pledged Collateral may be effected after an Event of Default, the Pledgor agrees that after the occurrence of an Event of Default, the Agent may, from time to time, attempt to sell all or any part of the Pledged
Collateral by means of a private placement restricting the bidders and prospective purchasers to those who are qualified and will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Agent may solicit offers to buy the Pledged Collateral, or any part of it, from a limited number of investors deemed by the Agent, in its reasonable judgment, to be financially responsible parties who might be interested in purchasing the Pledged Collateral. If the Agent solicits such offers from not less than four (4) such investors, then the acceptance by the Agent of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposing of such Pledged Collateral; provided, however, that this Section does not impose a requirement that the Agent solicit offers from four or more investors in order for the sale to be commercially reasonable.

          10. SECURITY INTEREST ABSOLUTE. All rights of the Agent and security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

          (i) Any lack of validity or enforceability of the Loan Agreement or any other agreement or instrument relating thereto;

          (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any part of the Liabilities, or any other amendment or waiver of or any consent to any departure from the Loan Agreement;

          (iii) Any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any part of the Liabilities; or

          (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Liabilities or of this Pledge Agreement.

          11. AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby appoints the Agent his attorney-in-fact, with full authority, in the name of the Pledgor or otherwise, after the occurrence of an Event of Default, from time to time in the Agent's sole discretion, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Pledged Collateral or any part thereof and to give full discharge for the same and to arrange for the transfer of all or any part of the Pledged Collateral on the books of the Corporation to the name of the Agent or the Agent's nominee.

          12. WAIVERS. The Pledgor waives presentment and demand for payment of any of the Liabilities, protest and notice of dishonor or Event of Default with respect to any of the Liabilities and all other notices to which the Pledgor might otherwise be entitled except as otherwise expressly provided herein or in the Loan Agreement.

          13. TERM. This Pledge Agreement shall remain in full force and effect until the Liabilities have been fully and indefeasibly paid in cash and the Loan Agreement has terminated pursuant to its terms. Upon the termination of this Pledge Agreement as provided above (other than as a result of the sale of the Pledged Collateral), the Agent will release the security interest created hereunder and, if it then has possession of the Pledged Stock, will deliver the Pledged Stock and the Powers to the Pledgor.

          14. DEFINITIONS. The singular shall include the plural and vice versa and any gender shall include any other gender as the context may require.

          15. SUCCESSORS AND ASSIGNS. This Pledge Agreement shall be binding upon and inure to the benefit of the Pledgor, CITBC, the Agent and their respective successors and assigns. The Pledgor's successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession of or for the Pledgor.

          16. GOVERNING LAW. Any dispute between CITBC or the Agent and the Pledgor arising out of or related to the relationship established between them in connection with this Pledge Agreement, and whether arising in contract, tort, equity, or otherwise, shall be resolved in accordance with the laws of the State of New York.

          17. CONSENT TO JURISDICTION; COUNTERCLAIMS; FORUM NON CONVENIENS. (a) EXCLUSIVE JURISDICTION. Except as provided in SUBSECTION
(B) of this SECTION 17, CITBC, the Agent and the Pledgor agree that all disputes between them arising out of or related to the relationship established between them in connection with this Pledge Agreement, whether arising in contract, tort, equity, or otherwise, shall be resolved only by state or federal courts located in New York, New York, but the parties acknowledge that any appeals from those courts may have to be heard by a court located outside of New York, New York.

          (b) OTHER JURISDICTIONS. The Agent shall have the right to proceed against the Pledgor or his real or personal property in a court in any location to enable the Agent to obtain personal jurisdiction over the Pledgor, to realize on the Pledged Collateral or any other security for the Liabilities or to enforce a judgment or other court order entered in favor of the Agent. The Pledgor shall not assert any permissive counterclaims in any proceeding brought by the Agent arising out of or relating to this Pledge Agreement.

          (c) VENUE; FORUM NON CONVENIENS. Each of the Pledgor and the Agent waives any objection that he or it may have (including, without limitation, any objection to the laying of venue or based on FORUM NON CONVENIENS) to the location of the court in which any proceeding is commenced in accordance with this SECTION 17.

          18. SERVICE OF PROCESS. The Pledgor waives personal service of any process upon him and, as security for the Liabilities, irrevocably appoints CT CORPORATION SYSTEM, INC., 1633 BROADWAY, NEW YORK, NEW YORK 10019 as his registered agent for the purpose of accepting service of process issued by any court.

          19. WAIVER OF JURY TRIAL. Each of the Pledgor and the Agent waives any right to trial by jury in any dispute, whether sounding in contract, tort, or otherwise, between the Agent and the Pledgor arising out of or related to the transactions contemplated by this Pledge Agreement or any other instrument, document or agreement executed or delivered in connection herewith. Either the Pledgor or the Agent may file an original counterpart or a copy of this Pledge Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.

          20. WAIVER OF BOND. The Pledgor waives the posting of any bond otherwise required of the Agent in connection with any judicial process or proceeding to realize on the Collateral or any other security for the Liabilities, to enforce any judgment or other court order entered in favor of the Agent, or to enforce by specific performance, temporary restraining order, or preliminary or permanent injunction, this Pledge Agreement or any other agreement or document between the Agent and the Pledgor.

          21. ADVICE OF COUNSEL. The Pledgor represents and warrants to CITBC and the Agent that he has consulted with its legal counsel regarding all waivers under this Pledge Agreement, including without limitation those under SECTION 12 and SECTIONS 16 through 20 hereof, that he believes that he fully understands all rights that he is waiving and the effect of such waivers, that he assumes the risk of any misunderstanding that he may have regarding any of the foregoing, and that he intends that such waivers shall be a material inducement to the Agent to extend the indebtedness secured hereby.

          22. SEVERABILITY. Whenever possible, each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but, if any provision of this Pledge Agreement shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

          23. FURTHER ASSURANCES. The Pledgor agrees that he will cooperate with the Agent and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents, and will take all such other actions, including, without limitation, the execution and filing of financing statements, as the Agent may reasonably request from time to time in order to carry out the provisions and purposes of this Pledge Agreement.

          24. THE AGENT'S DUTY OF CARE. The Agent shall not be liable for any acts, omissions, errors of judgment or mistakes of fact or law including, without limitation, acts, omissions, errors or mistakes with respect to the Pledged Collateral, except for those arising out of or in connection with the Agent's (i) gross negligence or willful misconduct, or
(ii) failure to use reasonable care with respect to the safe custody of the Pledged Collateral in the Agent's possession. Without limiting the generality of the foregoing, the Agent shall be under no obligation to take any steps necessary to preserve rights in the Pledged Collateral against any other parties but may do so at its option. All expenses incurred in connection therewith shall be for the sole account of the Pledgor, and shall constitute part of the Liabilities secured hereby.

          25. NOTICES. All notices and other communications required or desired to be served, given or delivered hereunder shall be made in writing or by a telecommunications device capable of creating a written record and shall be addressed to the party to be notified as follows:

     if to the Pledgor, at

          Larry Addington
          2744 J. Lynn Lane
          Catlettsburg, Kentucky  41129

     if to the Agent, at

          The CIT Group/Business Credit, Inc.
          10 South LaSalle Street
          22nd Floor
          Chicago, Illinois  60603
          Attention:  Matthew Downs
          Telecopy:  (312) 443-0139

     with a copy to

          The CIT Group/Equipment Finance, Inc.
          1400 Renaissance Drive
          Suite 400
          Park Ridge, Illinois  60068
          Attention:  Robert Agler
          Telecopy: (708) 390-6755

or, as to each party, at such other address as designated by such party in a written notice to the other party. All such notices and communications shall be deemed to be validly served, given or delivered (i) three (3) days following deposit in the United States mails, with proper postage prepaid;
(ii) upon delivery thereof if delivered by hand to the party to be notified; (iii) upon delivery thereof to a reputable overnight courier service, with delivery charges prepaid; or (iv) upon transmission thereof with confirmation of successful transmission from the sending telecommunications device, if sent by telecommunications device.

          26. AMENDMENTS, WAIVERS AND CONSENTS. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent pursuant to the terms of the Loan Agreement, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          27.   SECTION  HEADINGS.   The  section  headings  herein are for
convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

          28. EXECUTION IN COUNTERPARTS. This Pledge Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

          29. MERGER. This Pledge Agreement represents the final agreement of the Pledgor with respect to the matters contained herein and may not be contradicted by evidence of prior or contemporaneous agreements, or subsequent oral agreements, between the Pledgor and the Agent.

          IN WITNESS WHEREOF, the Pledgor and the Agent have executed this Pledge Agreement as of the date set forth above.


                                   /s/ Larry Addington
                                   Larry Addington


                                   THE CIT GROUP/BUSINESS CREDIT,
                                    INC., as Agent


                                   By:  /s/ Matt Downs
                                        Vice President

                          ACKNOWLEDGMENT


          The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge Agreement, agrees promptly to note on its books the security interests granted under such Pledge Agreement, and waives any rights or requirement at any time hereafter to receive a copy of such Pledge Agreement in connection with the registration of any Pledged Collateral in the name of the Agent or its nominee or the exercise of voting rights by the Agent or its nominee.


                              ADDINGTON RESOURCES, INC.



                              By:  /s/ Larry Addington
                                   Title:

                             EXHIBIT A
                                to
                         PLEDGE AGREEMENT
                   dated as of November 1, 1995



                    PLEDGED STOCK CERTIFICATES




                Percentage of            Shares of Common
                Issued and Outstanding   Stock owned by
                Common Stock owned       the Pledgor Subject
NAME            BY THE PLEDGOR           TO PLEDGE

Addington
Resources, Inc.     __%                      250,000

                             EXHIBIT B
                                to
                         PLEDGE AGREEMENT
                   dated as of November 1, 1995



                        FORM OF STOCK POWER




                            STOCK POWER


          FOR VALUE RECEIVED, the undersigned does hereby sell, assign and transfer to _____________________________ _____ Shares of Common Stock of
Addington Resources, Inc., a Kentucky corporation, represented by Certificate No. __ (the "Stock"), standing in the name of the undersigned on the books of said corporation and does hereby irrevocably constitute and appoint ___________________ ________________ as the undersigned's true and lawful attorney, for him and in his name and stead, to sell, assign and transfer all or any of the Stock, and for that purpose to make and execute all necessary acts of assignment and transfer thereof; and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or substitute or substitutes shall lawfully do by virtue hereof.



Dated: _______________



                                   _________________________
                                   Larry Addington